SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$500,000                                                       October 5, 1999


          FOR VALUE RECEIVED, Utopia Marketing, Inc., a Florida corporation (the "Maker"), hereby promises to pay to the order of Ipanema Shoe Corporation, a New York corporation, or its registered assigns (the "Holder"), the principal sum of Five Hundred Thousand Dollars ($500,000) on October 5, 2002, (the "Maturity Date"), and to pay interest in arrears on said principal sum quarterly (or applicable portion thereof) on March 31, June 30, September 30, and December 31, of each year commencing on December 31, 2000, at an interest rate equal to the prime rate of interest announced by Chase Manhattan Bank, N.A. plus 1% accruing from October 5, 2000 until the Maturity Date.
Any accrued and unpaid interest outstanding as of the Maturity Date shall be payable on such date. The interest shall be compounded daily and computed on a 365-day (or 366-day) basis, and charged for the actual number of days elapsed. This Note is issued in connection with the transactions described in that certain Asset Purchase Agreement among the Maker, Sumitomo Corporation of America, a New York corporation ("SCOA"), and Ipanema Shoe Corporation, a New York corporation, dated as of October 5, 1999, as the same may from time to time be amended, modified or supplemented (the "Asset Purchase Agreement"). The principal and interest on this Note is payable in lawful money of the United States of America, to the Holder at 666 Fifth Avenue, New York, New York 10103 or at such other place in the United States of which the Holder of this Note may notify the Maker in writing.

          1. Prepayment; Application of Payments. This Note may be prepaid in whole or in part at any time without penalty. Any payments with respect to this Note shall be applied first to the payment of accrued interest and then to the payment of principal.

          2. Overdue Amounts. The Maker further promises to pay interest at the rate of twelve percent (12%) per annum or the highest rate permitted by applicable law, whichever is less, on any overdue amount of principal unpaid after the Maturity Date, until the date such principal amount is paid.

          3. No Waiver. The failure of the Holder to exercise its rights to make demand at any one time will not constitute a waiver of such right at any subsequent time. Acceptance by the Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payments shall not constitute a waiver of the right to demand payment in full at that time or any subsequent time. Time is of the essence for this Note.

          4. Remedies of the Holder. The Maker, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note, and agrees that, upon the occurrence of an Event of Default (as hereinafter defined), the Holder may exercise any remedies available at law, in equity or under this Note either concurrently or in any order that the Holder may choose.

          5. Collection Costs. If any payment of principal or interest on this Note is not paid when due, the Maker shall pay on demand all costs of collection, including, but not limited to, reasonable attorneys' fees.

          6.     Conversion of Note.

          6.1 Right of Conversion. At any time and from time to time on or prior to the Maturity Date (the "Conversion Period"), the Holder or the Maker may, at their option, convert all or any portion (in multiples of $100,000) of this Note into fully paid and nonassessable shares of Maker's common stock (the "Common Stock") at the rate of one share of Common Stock for each $1.00 in principal amount outstanding (the "Conversion Rate"); provided that the Maker may exercise its right to require conversion only if: (i) the shares of Common Stock into which this Note is to be converted are registered on terms and conditions no less favorable to the Holder than those applicable to the holder of the Shares (as defined in the Asset Purchase Agreement) pursuant to Article 8 of the Asset Purchase Agreement; and (ii) the closing bid price of the Common Stock as reported by the exchange upon which the Common Stock is listed or admitted to trading or, if the Common Stock is not so listed or admitted to trading, as reported in the over the counter market as furnished by any New York Stock Exchange or NASD member firm, shall have been equal to or greater than $1.25 per share for sixty (60) consecutive trading days (a "Triggering Event"). Upon conversion of this Note, all accrued and unpaid interest on the portion of this Note being converted shall be paid in cash to the Holder.

          6.2     Conversion Procedure.

          6.2.1 Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall give written notice (the "Conversion Notice") to the Maker at its principal corporate office, of the election to convert the same pursuant to Section 6.1 above and the Holder shall indicate therein (i) the portion of this Note to be converted into shares of Common Stock; and (ii) the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Before the Maker shall be entitled to convert this Note into shares of Common Stock, it shall give a Conversion Notice to the Holder at its principal corporate office within five business days after a Triggering Event, indicating the portion of this Note to be converted into shares of Common Stock and the Holder shall indicate by written notice to the Maker the name or names in which the certificate or certificates for shares of Common Stock are to be issued.

          6.2.2 As soon as practicable after the conversion of this Note pursuant to Section 6.1 above, the Maker shall, within three business days of the deposit of this Note accompanied by the Conversion Notice, deliver at such address to the Holder certificates for the number of full shares of Common Stock to which Holder shall be entitled pursuant to Section 6.1, together with an amount in cash equal to the accrued and unpaid interest on that portion of this Note which is being converted as of the date of the deposit of this Note with the Maker, in addition to a cash adjustment to reflect the elimination of any fractional interest in Common Stock pursuant to Section 6.8 hereof, if this Note is not evenly convertible into Common Stock. Unless the entire principal amount of this Note has been converted or this Note has been paid in full, the Maker shall prepare a new Note, substantially identical hereto, representing the remaining principal amount of this Note and shall, within three business days, deliver such new Note to the Holder.

          6.2.3 Upon conversion of all of this Note and delivery of the certificate(s) evidencing the conversion shares of Common Stock, the Maker shall be forever released from all its obligations and liabilities under this Note.

          6.3 Adjustments for Stock Splits and Subdivisions. In the event that the Maker should at any time or from time to time after the date of issuance of this Note fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (the "Share Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Share Equivalents (including additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed) the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares of Common Stock. Notwithstanding the foregoing, there shall be no increase in the number of shares issuable upon conversion as a result of any share of Common Stock issuable for stock options issued to employees of the Maker or pursuant to the Maker's 1999 Stock Option Plan. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the number of shares issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

          6.4 Reorganization, Reclassification, Consolidation, Merger or Sale. Prior to the consummation of any Company Sale (as defined below), the Maker shall make appropriate provision (in form and substance satisfactory to the Holder) to insure that the Holder shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of this Note, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of this Note had such Company Sale not taken place. For the purpose of this
Section 6, "Company Sale" means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Maker's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

          6.5     Adjustment of Conversion Rate.   In the case of any Company
Sale, the Maker shall make appropriate provision (in form and substance satisfactory to the Holder) with respect to the Holder's rights and interests to insure that the provisions of this Section 6 shall thereafter be applicable to this Note (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Maker, an immediate adjustment of the Conversion Rate to reflect the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected would cause an increase to the Conversion Rate in effect immediately prior to such consolidation, merger or sale). The Maker shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Maker) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance satisfactory to the Holder), the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

          6.6 Certain Other Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (excluding the granting of employee stock options, stock appreciation rights, phantom stock rights or other rights with equity features), then the Maker's board of directors shall make an appropriate adjustment in the Conversion Rate so as to protect the rights of the Holder.

          6.7 Shares to be Reserved. The Maker shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of this Note, the full number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the entire amount of this Note from time to time outstanding. The Maker shall from time to time, in accordance with the laws of the State of Florida, increase the authorized number of shares Common Stock if at any time the number of shares of Common Stock authorized and not then outstanding shall be insufficient to permit the conversion of the entire amount of this Note then outstanding.

          6.8 No Fractional Interests. No fractional interests in Common Stock shall be issued upon the conversion of this Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of this Note, the Maker shall pay cash in respect of such fractional interest in an amount equal to the same fraction of the Market Price per share of Common Stock at the close of business on the day of conversion into which such fractional share of Common Stock would be convertible on such date. For the purposes of this Section, "Market Price" means as to any security as of a particular date, the average of the closing prices of such security on the New York Stock Exchange, Inc. on each of the 30 trading days next preceding such date or, if such security is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market, or if such security is not then listed or admitted to trading on a national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Holder or if no such prices are available, the "Market Price" shall be the fair value thereof as determined in good faith by the board of directors of the Maker (determined without giving effect to any discount for minority interest, any restrictions on transferability or any lack of liquidity of the Common Stock or to the fact that the Maker has no class of equity registered under the Securities Exchange Act of 1934), such fair value to be determined by reference to the cash price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell; provided that if such fair value is being determined in connection with an issuance of shares of Common Stock, options or convertible securities solely to one or more Affiliates of the Maker, then in each such case if so required by the Holder, such fair value shall be determined by an independent nationally recognized investment bank jointly selected by the Maker and the Holder. The determination of such investment bank shall be final and binding on the Maker and the Holder, and the fees and expenses of such investment bank shall be paid equally by the Maker and the Holder.

          6.9 Common Stock Issued Upon Conversion. All shares of Common Stock which are issuable upon conversion of this Note shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Maker shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or quotation system upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Maker upon each such issuance). The Maker will use its best efforts to cause the shares of Common Stock issued upon conversion to be listed on any domestic securities exchange upon which shares
of such class of Common Stock are listed at the time of issuance.   With
respect to the shares of Common Stock issuable upon conversion of this Note, the Holder will be entitled to customary anti-dilution rights upon terms no less favorable than those applicable to any other holders of Common Stock.

          7.     Subordination.

          7.1 The indebtedness evidenced by this Note is subordinate and junior in right of payment to all Senior Debt (as defined in Section 7.5) to the extent provided in this Section 7. The Holder, by acceptance hereof, agrees to the subordination herein provided and shall be bound by the provisions hereof.

          7.2 Upon the happening of an event of default with respect to any Senior Debt as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or interest on this Note, provided that the amount of any such indebtedness as to which an event of default shall occur exceeds $750,000.

          7.3     In the event of:

          (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Maker, its creditors or its property,

          (b) any proceeding for the liquidation, dissolution or other winding-up of the Maker, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

          (c)     any assignment by the Maker for the benefit of creditors, or

          (d)     any other marshaling of the assets of the Maker,

all Senior Debt (including any interest and premium, if any, thereon accruing after the commencement of any such proceeding) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to the Holder with respect to this Note. Any payment or distribution, whether in cash, securities or other property, which would otherwise (but for provisions of this Section 7) be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceeding) has been paid in full, and in furtherance thereof the Holder irrevocably authorizes and empowers (without imposing any obligation on) each holder of Senior Debt at the time outstanding as such holder's representatives to demand, sue for, collect and receive such holder's ratable share of all such payments and distributions and to receipt therefor, and to file and prove all claims therefor and take all such other action (including the right to vote such Senior Debt in the name of the Holder or otherwise), as such Senior Debt may determine to be necessary or appropriate.

          7.4 If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by the Holder in contravention of any of the terms of this Section 7 and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full.

          7.5 The term "Senior Debt" shall mean (i) all indebtedness of the Maker for money borrowed as of the date hereof, and future indebtedness which is not expressly stated to be subordinated indebtedness to this Note and
(ii) all liabilities of the Maker to trade creditors; provided that this Note shall rank pari passu to any future indebtedness to any present or future shareholder of the Maker.

          8. Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Maker defaults in the payment of any principal on this Note when the same shall become due; or

          (ii) the Maker defaults in the payment of any interest on this Note for more than 15 days after the same shall have become due; or

          (iii) the Maker or any of its subsidiaries defaults in any payment of principal of or interest on any obligation for money borrowed (or any capital lease obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Maker or any of its subsidiaries fails to perform or observe any other agreement, term or condition contained in any agreement or instrument under which any such obligation is created (or if any other event thereunder or under any such agreement or instrument shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, provided that the aggregate principal amount of all such obligations as to which such payment default shall occur and be continuing or such failure or other event causing or permitting acceleration shall occur and be continuing exceeds $500,000; or

          (iv) the Maker or any of its subsidiaries (x) makes an assignment for the benefit of creditors or (y) is generally not paying its debts as such debts become due; or

          (v) any order, judgment or decree for relief in respect of the Maker or any of its subsidiaries is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called a "Bankruptcy Law") of any jurisdiction; or

          (vi) the Maker or any of its subsidiaries petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Maker or any of its subsidiaries, or of any substantial part of the assets of the Maker or any of its subsidiaries, or commences a voluntary case under any Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a subsidiary) relating to the Maker or any of its subsidiaries under the Bankruptcy Law of any other jurisdiction; or

          (vii) any such petition or application is filed, or any such proceedings are commenced, against the Maker or any of its subsidiaries and is not dismissed within 45 days after the filing or commencement thereof, or any order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (viii) any order, judgment or decree is entered in any proceedings against the Maker or any of its subsidiaries decreeing the dissolution of the Maker or such subsidiary and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (ix) any order, judgment or decree is entered in any proceedings against the Maker or any of its subsidiaries decreeing a split-up of the Maker or such subsidiary which requires the divestiture of any assets and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (x) a final judgment or judgments are rendered against the Maker or any of its subsidiaries for the payment of money in excess of $500,000 and, within 30 days after entry thereof, such judgment or judgments are not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of such stay, such judgment or judgments are not discharged; or

          (xi) the Maker fails to perform or observe any agreement contained in Section 9 and such failure shall not be remedied within the earlier to occur of (a) 15 days after any officer of the Maker obtains actual knowledge thereof, or (b) 15 days after the end of the Maker's fiscal quarter during which such failure occurs;

then, upon the occurrence of any Event of Default, the unpaid principal amount of and accrued interest on this Note shall automatically become due and payable, in any such case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker.

          9. Covenants. The Maker covenants and agrees that from the date of this Note until all the principal and interest due hereon have been paid in full the Maker will comply with the following covenants:

          9.1 Corporate Existence. The Maker will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its subsidiaries in accordance with the respective organizational documents of each such subsidiary and the corporate rights (charter and statutory), licenses and franchises of the Maker and its subsidiaries except where the Maker reasonably determines that the preservation of the corporate existence and such other corporate rights, licenses and franchises is no longer necessary and that the termination or suspension thereof will not be materially adverse to the Holder.

          9.2 Payment of Taxes and Other Claims. The Maker will pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (i) all material taxes, assessments and governmental charges levied or imposed upon the Maker or any of its subsidiaries or upon the income, profits or property of either, and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, would by law create a Lien upon the property of the Maker or any subsidiary; provided that the Maker shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holder.

          10. Remedies. The remedies of the Holder as provided herein shall be cumulative and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. No delay in the exercise of or failure to exercise, any right, remedy, or power accruing upon any default or failure of the Maker in the performance of any obligation under this Note shall impair any such right, remedy or power or shall be construed to be a waiver thereof, but any such right, remedy, or power may be exercised from time to time and as often as may be deemed by the Holder expedient. If the Maker should default in the performance of any obligation under this Note, and such default should thereafter be waived by the Holder, such waiver shall be limited to the particular default so waived.

          11. Governing Law. This Note and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws. Venue for any action hereunder or related hereto shall be in the State or Federal courts located in New York, New York and the Maker hereby submits to the jurisdiction of such courts.

          12. Amendment; waiver. No modification or waiver of any provision of this Note, nor any departure therefrom, shall in any event be effective unless the same shall be in a written instrument signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.

          13. Beneficiaries. The terms and provisions hereof shall inure to the benefit of the Holder and its endorsees, successors and assigns, and shall be binding upon the Maker and its successors.

          14. Non-negotiable. This Note shall be non-negotiable, provided that the Holder shall have the right to assign and transfer this Note, and its rights and obligations hereunder, to SCOA or any Affiliate of SCOA. For purposes hereof, the term "Affiliate" shall mean any corporation or other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with SCOA. For purposes of this definition, control of an entity means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise and, in any event and without limitation of the previous sentence, any entity owning more than 50% of the voting securities of a second entity shall be deemed to control that second entity.

          IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer on the day and year first above written.


                              UTOPIA MARKETING, INC.


                              By:________________________________
                                 Name:     Samuel L. Edelman
                                 Title:     Chief Executive Officer